                                                                    EXHIBIT 99.1

DATE: April 16, 2002

FROM:                                     FOR:
Padilla Speer Beardsley Inc.              Tower Automotive, Inc.
1101 West River Parkway                   5211 Cascade Road S.E., Suite 300
Minneapolis, Minnesota 55415              Grand Rapids, Michigan 49546

John Mackay (612) 455-1700                Anthony Barone (616) 802-1600
                                          David Tuit (616) 802-1591

FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE ANNOUNCES OPERATING RESULTS FOR THE FIRST QUARTER

         GRAND RAPIDS, Mich., April 16 -- Tower Automotive, Inc. (NYSE: TWR), today announced its operating results for the first quarter ended March 31, 2002.
         For the first quarter of 2002, revenues were $668 million, compared with $628 million in the 2001 period. Net income for the first quarter of 2002, adjusted for the restructuring and impairment charges and gain on sale described below, was $12 million, or $0.25 per diluted share. Including the after-tax effect of these one-time items, the reported net loss was $35 million for the first quarter of 2002, or a loss of $0.72 per diluted share. This compares with reported net income of $13 million, or earnings of $0.28 per diluted share, in the first quarter of 2001.
         The first quarter of 2002 included previously announced restructuring and asset impairment charges of $75 million (or a charge of $1.01 per diluted share after-tax) and a gain of $3.8 million (or income of $0.05 per diluted share after-tax) on the sale of its Iwahri, Korea plant to a Hyundai affiliate.
         In the first quarter of 2002, the company also adopted the requirements of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", and as a result no longer records amortization expense of its goodwill. In the first quarter of 2001, net income of $13 million included an after-tax charge of $3.5 million related to goodwill amortization expense.
         In commenting on first quarter results, Dug Campbell, president and chief executive officer of Tower Automotive, said, "We are encouraged by the improving performance of our enterprise and the solid production volumes that have materialized thus far in 2002. In particular, we are beginning to realize savings associated with our recent restructuring activities, and the efficiency of our recently launched assembly lines is showing expected improvement. In addition, we continue to retain our platform position on existing programs as well as win new program awards that further expand our business globally and improve our customer diversification."


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

         The company's conference call to recap the earnings report will be Webcast at 1 p.m. Eastern Time today. To access the Webcast, go to www.streetevents.com, search for Tower Automotive on April 16, and click on the microphone icon. If you are unable to listen to the live Webcast, a postview archive will be available beginning at approximately 4 p.m. Eastern, Tuesday, April 16.
         Tower Automotive, Inc., is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle structures, suspension modules and systems and suspension components. The company is based in Grand Rapids, Mich. Additional company information is available at www.towerautomotive.com.
         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates, and other risks detailed from time to time in the company's Securities and Exchange Commission filings.






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
                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENTS OF
                  OPERATIONS (AMOUNTS IN THOUSANDS, EXCEPT PER
                           SHARE AMOUNTS - UNAUDITED)


                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                        2002           2001
                                                     ---------       ---------

Revenues                                             $ 668,107       $ 628,376

Cost of sales                                          599,098         549,105
                                                     ---------       ---------

  Gross profit                                          69,009          79,271

Selling, general and administrative expenses            32,907          35,299

Amortization expense                                       979           6,078

Restructuring and asset impairment charge               75,407              --
                                                     ---------       ---------

  Operating income (loss)                              (40,284)         37,894

Interest expense, net                                   17,140          19,722

Gain on sale of plant                                   (3,839)             --
                                                     ---------       ---------

  Income (loss) before provision for
    income taxes, equity in earnings of
    joint ventures and minority interest               (53,585)         18,172

Provision (benefit) for income taxes                   (18,756)          7,028
                                                     ---------       ---------

  Income (loss) before equity in earnings of
    joint ventures and minority interest               (34,829)         11,144

Equity in earnings of joint ventures, net                4,385           4,381

Minority interest, net                                  (4,073)         (2,664)
                                                     ---------       ---------

  Net income (loss)                                  $ (34,517)      $  12,861
                                                     =========       =========

Basic earnings (loss) per common share               $   (0.72)      $    0.29
                                                     =========       =========

Basic shares outstanding                                48,253          44,111
                                                     =========       =========

Diluted earnings (loss) per common share             $   (0.72)      $    0.28
                                                     =========       =========

Diluted shares outstanding                              48,253          52,233
                                                     =========       =========



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
                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                   March 31,       December 31,
                           Assets                                    2002             2001
--------------------------------------------------------------    -----------      -----------
                                                                  (unaudited)
Current assets:
       Cash and cash equivalents                                  $    14,601      $    21,767
       Accounts receivable                                            287,888          216,638
       Inventories                                                    103,140          112,536
       Prepaid tooling and other                                      109,789           89,229
                                                                  -----------      -----------
             Total current assets                                     515,418          440,170
                                                                  -----------      -----------

Property, plant and equipment, net                                  1,041,063        1,120,259
Investments in joint ventures                                         247,191          243,198
Deferred income taxes                                                  82,949           61,461
Goodwill and other assets, net                                        666,987          668,348
                                                                  -----------      -----------
                                                                  $ 2,553,608      $ 2,533,436
                                                                  ===========      ===========

             Liabilities and Stockholders' Investment
--------------------------------------------------------------
Current liabilities:
       Current maturities of long-term debt and capital lease
          obligations                                             $   183,283      $   172,083
       Accounts payable                                               386,033          368,910
       Accrued liabilities                                            264,439          278,962
                                                                  -----------      -----------
             Total current liabilities                                833,755          819,955
                                                                  -----------      -----------

Long-term debt, net of current maturities                             644,477          601,084
Obligations under capital leases, net of current maturities             3,905            4,620
Convertible subordinated notes                                        199,984          199,984
Other noncurrent liabilities                                          196,907          201,635
                                                                  -----------      -----------
             Total noncurrent liabilities                           1,045,273        1,007,323
                                                                  -----------      -----------

Mandatorily redeemable trust convertible preferred securities         258,750          258,750

Stockholders' investment:
       Preferred stock                                                     --               --
       Common stock                                                       485              481
       Additional paid-in capital                                     457,426          456,627
       Retained earnings                                                5,915           40,432
       Deferred compensation plans                                    (14,294)         (15,571)
       Accumulated other comprehensive loss                           (33,702)         (34,561)
                                                                  -----------      -----------
             Total stockholders' investment                           415,830          447,408
                                                                  -----------      -----------
                                                                  $ 2,553,608      $ 2,533,436
                                                                  ===========      ===========


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
                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (AMOUNTS IN THOUSANDS - UNAUDITED)


                                                                             THREE MONTHS ENDED MARCH 31,
                                                                             ---------------------------
                                                                                2002             2001
                                                                             ---------         ---------
OPERATING ACTIVITIES:
      Net income (loss)                                                      $ (34,517)        $  12,861
      Adjustments required to reconcile net income (loss) to net cash provided by (used in) operating activities -
         Depreciation and amortization                                          33,392            39,074
         Deferred income tax provision (benefit)                               (22,283)            5,492
         Deferred compensation plans                                               815                --
         Gain on sale of plant                                                  (3,839)               --
         Equity in earnings of joint ventures, net                              (4,385)           (4,381)
         Restructuring and asset impairment charge                              75,407                --
         Change in working capital and other operating items                   (73,728)          (22,984)
                                                                             ---------         ---------

        Net cash provided by (used in) operating activities                    (29,138)           30,062
                                                                             ---------         ---------

INVESTING ACTIVITIES:
      Acquisitions, divestitures and investment in joint ventures              (38,039)           (3,181)
      Capital expenditures, net                                                (13,201)          (62,516)
                                                                             ---------         ---------

         Net cash used in investing activities                                 (51,240)          (65,697)
                                                                             ---------         ---------

FINANCING ACTIVITIES:
      Proceeds from borrowings                                                 486,549           678,255
      Repayments of debt                                                      (414,612)         (646,627)
      Net proceeds from issuance of stock                                        1,275               634
                                                                             ---------         ---------

         Net cash provided by financing activities                              73,212            32,262
                                                                             ---------         ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                         (7,166)           (3,373)

CASH AND CASH EQUIVALENTS:
      Beginning of period                                                       21,767             3,373
                                                                             ---------         ---------

      End of period                                                          $  14,601         $      --
                                                                             =========         =========


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